Exhibit 99.2

NEXMETALS ACCELERATES DRILLING AT SELKIRK DEPOSIT BY ADDING

ANOTHER DRILL FOR RESOURCE EXPANSION

Toronto, Ontario, June 24, 2025 – NexMetals Mining Corp. (TSXV: NEXM) (OTC Pink: PRMLF) (the “Company”) announces a drilling progress update and that a second drill has been added to support the surface drilling program currently underway at its past-producing copper-nickel-cobalt-platinum group elements (“Cu-Ni-Co-PGE”) Selkirk Mine in Botswana. The addition of the second drill is intended to accelerate ongoing work programs focused on resource expansion and metallurgical flowsheet development.

Highlights

●	Second Drill Rig Now Added - With two rigs now active on-site, the 12-hole program will advance more rapidly, allowing for increased efficiency in twinning historical holes, validating legacy data, and generating new intercepts to support an updated resource model.

●	Drilling Progress to Date - A total of ~2,050 metres have been drilled across six holes, with the seventh and eight holes currently underway. The drilling targets zones of known mineralization as well as areas prioritized for potential resource expansion (figure 1). Assay results are expected in mid-July.

●	Ongoing Resampling of Historical Core - 34 historical holes have been identified for continued resampling to further support the updated geological model. To date, 29 of 34 holes have been processed, relogged and resampled for a total of 8,707 metres.

●	Metallurgical Testing Underway - Metallurgical studies are ongoing, focused on supporting the development of a modern metallurgical flowsheet including the potential for XRT pre-concentration. This work will be incorporated into an updated Mineral Resource Estimate (“MRE”) and future economic evaluations.

Figure 1: Location of planned drill holes

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Morgan Lekstrom, CEO of the Company, commented: “We are accelerating work at both Selebi and Selkirk to highlight the growth potential of these historic deposits. A second drill has been added at Selkirk to rapidly advance our metallurgical studies and potential resources expansion. Historically, Selkirk had a resource over 125 million tonnes (see historic resource) however, previous operators did not consistently assay for cobalt, palladium or platinum, and this data gap is the main reason for our resampling program. Combined with ongoing drilling, this work will enhance our understanding of the deposit and help unlock value through a modern metallurgical approach. With both Selebi and Selkirk having a history of production, we are building on a solid foundation and we believe that modern technology offers significant upside as we advance toward future resource growth and redevelopment.”

The Selkirk Mine remains a core asset for NexMetals with significant potential for redevelopment based on historical production and encouraging legacy results.

Historical Estimates

The historical mineral estimates which have been prepared in accordance with South African Mineral Resource Committee (SAMREC) and Australasian Joint Ore Reserves Committee (JORC) standards are not in compliance with NI 43-101 and NEXM is not treating the historical mineral estimates as current mineral resource estimates. While management believes that these historical mineral estimates could be indicative of the presence of mineralization on the Selkirk Mines property, they have been superseded by the current initial MRE prepared in accordance with CIM (2014) Definitions Standards incorporated in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). The Historic Estimate at Selkirk has been superseded by the current MRE prepared by SLR Consulting (Canada) Ltd. (“SLR”) and described in “NI 43-101 Technical Report Selkirk Nickel Project, North East District, Republic of Botswana”, and dated January 10, 2025 (with an effective date of June 30, 2024).

Qualified Person

All scientific and technical information in this news release has been reviewed and approved by Sharon Taylor, VP Exploration of the Company, MSc, P.Geo, and a “qualified person” for the purposes of National Instrument 43-101.

About NexMetals Mining Corp.

NexMetals Mining Corp. is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

NexMetals is committed to governance through transparent accountability and open communication within our team and our stakeholders. NexMetals’ team brings extensive experience across the full spectrum of mine discovery and development. Collectively, the team has contributed to dozens of projects, including work on the Company’s Selebi and Selkirk mines. Senior team members each have on average, more than 20 years of experience spanning geology, engineering, operations, and project development.

For further information about NexMetals Mining Corp., please contact:

Morgan Lekstrom

CEO and Director

morganl@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

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Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward looking information includes, but is not limited to: the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selkirk Mine as currently contemplated; the acceleration of ongoing work programs and metallurgical flowsheet development; the Company’s goal of validating legacy data and generating new intercepts to support an updated resource model; the potential of XRT pre-concentration; the Company’s intention of completing an updated MRE and economic evaluation; the release of assay results and the expected timing thereof; anticipated upgrades to existing mineral resource estimates on the Selkirk Mine in accordance with NI 43-101; the anticipated timing of results of the mining program at the Selkirk Mine; management’s belief that historical resources could be indicative of the presence of mineralization on the deposits; and the anticipated benefits of the Company’s approach to its resource development plan. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of drilling and metallurgical test results; the ability of exploration results to predict mineralization; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; prefeasibility or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public disclosure record on SEDAR+ (www.sedarplus.com) under the Company’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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